UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 29, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 29, 2012, Sun Communities, Inc. (the “Company”), through six indirect operating subsidiaries, borrowed an additional $19.0 million from Bank of America, N.A., as lender and administrative agent, and The PrivateBank and Trust Company, as lender, pursuant to a previously-disclosed term loan agreement entered into on December 16, 2011 (the “Loan Agreement”). The Company previously borrowed $17.0 million under the Loan Agreement, which amount was secured by mortgages encumbering three recreational vehicle communities, Club Naples RV Resort, Kountree RV Resort, and North Lake RV Resort, which the Company acquired in December 2011. In February 2012, the Company acquired three additional recreational vehicle communities, Three Lakes RV Resort, Blueberry Hill RV Resort and Grand Lake Estates.

Pursuant to the terms of the Loan Agreement and two amended and restated promissory notes, the lenders have loaned the Company an additional $19.0 million so that the aggregate outstanding principal balance is now $36.0 million, and the entire loan amount has been further secured by mortgages encumbering the three recreational vehicle communities acquired in February 2012, so that all six properties now secure the loan.

The unpaid principal amount owing under the loan bears interest at a rate equal to LIBOR plus 250 basis points per annum.  Until July 1, 2012, the Company is obligated to repay accrued and unpaid interest on a monthly basis.  Beginning July 1, 2012, the loan will be amortized on a 25-year amortization schedule.  All unpaid principal and interest on the loan is due on December 15, 2014; provided, however, that the Company has the right to extend the loan for up to two additional one-year terms subject to the satisfaction of certain terms and conditions.  At the lenders’ option, the loan will become immediately due and payable upon an event of default under the Loan Agreement. Sun Communities Operating Limited Partnership, the Company’s primary operating subsidiary, has provided a limited guaranty of the loan and certain non-recourse carveout obligations of the borrowers.

The foregoing description is qualified in its entirety by reference to the Loan Agreement and the related amended and restated promissory notes, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Description	Method of Filing
10.1	Term Loan Agreement dated December 15, 2011 among Sun Blueberry Hill LLC, Sun Grand Lake LLC, Sun Three Lakes LLC, Sun Club Naples LLC, Sun Naples Gardens LLC, Sun North Lake Estates LLC, Bank of America, N.A. and The PrivateBank and Trust Company	(1)
10.2	Amended and Restated Promissory Note, dated March 29, 2012, in the original principal amount of $21,000,000, made by Sun Blueberry Hill LLC, Sun Grand Lake LLC, Sun Three Lakes LLC, Sun Club Naples LLC, Sun Naples Gardens LLC, and Sun North Lake Estates LLC, in favor of Bank of America, N.A.	(2)
10.3	Amended and Restated Promissory Note, dated March 29, 2012, in the original principal amount of $15,000,000, made by Sun Blueberry Hill LLC, Sun Grand Lake LLC. Sun Three Lakes LLC, Sun Club Naples LLC, Sun Naples Gardens LLC, and Sun North Lake Estates LLC, in favor of The PrivateBank and Trust Company	(2)
_______________________

(1)	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated December 16, 2011

(2)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: April 2, 2012	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Term Loan Agreement dated December 15, 2011 among Sun Blueberry Hill LLC, Sun Grand Lake LLC, Sun Three Lakes LLC, Sun Club Naples LLC, Sun Naples Gardens LLC, Sun North Lake Estates LLC, Bank of America, N.A. and The PrivateBank and Trust Company	(1)
10.2	Amended and Restated Promissory Note, dated March 29, 2012, in the original principal amount of $21,000,000, made by Sun Blueberry Hill LLC, Sun Grand Lake LLC, Sun Three Lakes LLC, Sun Club Naples LLC, Sun Naples Gardens LLC, and Sun North Lake Estates LLC, in favor of Bank of America, N.A.	(2)
10.3	Amended and Restated Promissory Note, dated March 29, 2012, in the original principal amount of $15,000,000, made by Sun Blueberry Hill LLC, Sun Grand Lake LLC. Sun Three Lakes LLC, Sun Club Naples LLC, Sun Naples Gardens LLC, and Sun North Lake Estates LLC, in favor of The PrivateBank and Trust Company	(2)
_______________________

(1)	Incorporated by reference to Sun Communities, Inc.’s Current Report on Form 8-K dated December 16, 2011

(2)	Filed herewith